Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-12413 and 33-52551) and Form S-8 (Nos. 333-08311, 333-38649, 333-74567 and 333-77903) of Brown-Forman Corporation of
our report dated May 26, 1999 relating to the financial statements and financial statement schedule, which appears in Brown-Forman Corporation's Annual Report on Form 10-K for the year ended April 30, 1999.


/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
July 21, 1999